As filed with the Securities and Exchange Commission on August 24, 2009

Registration No.             and

Registration Nos.              through

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonic Automotive, Inc.

(Exact name of registrant as specified in its charter)

See “Table of Additional Registrants” on the following page for information relating to the subsidiaries of Sonic Automotive, Inc.

(“Sonic”) that may guarantee obligations of Sonic on the debt securities registered hereunder.

Delaware (State or other jurisdiction of incorporation or organization)	56-2010790 (I.R.S. Employer Identification No.)

6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

Telephone: (704) 566-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen K. Coss, Esq.

Senior Vice President and General Counsel

6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

Telephone: (704) 566-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas H. O’Donnell, Esq.

Melinda S. Blundell, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit or Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities
Guarantees (2)
Class A common stock
Preferred stock
Warrants
Total			$500,000,000 (3)	$27,900

(1)	Certain information as to each class of securities to be registered for sale by Sonic is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale an indeterminate dollar amount of debt securities, preferred stock, common stock and warrants. In addition, these securities may be issued upon conversion or redemption, or upon the exercise of debt securities, preferred stock or warrants, as applicable. The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act, such additional shares of Sonic’s Class A common stock that may become issuable as a result of any stock split, stock dividends or similar event.
(2)	We are registering the guarantees of the obligations of Sonic under the debt securities that may be provided by the subsidiaries named in the “Table of Additional Registrants” beginning on the following page. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

UNDER REGISTRATION STATEMENT ON FORM S-3

The following subsidiaries of Sonic are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

Subsidiary	State of Organization	IRS Employer ID No.
ADI of the Southeast LLC	South Carolina	Not Applicable
AnTrev, LLC	North Carolina	20-0150219
Arngar, Inc.	North Carolina	56-1063712
Autobahn, Inc.	California	94-3124481
Avalon Ford, Inc.	Delaware	95-3560286
Casa Ford of Houston, Inc.	Texas	76-0430684
Cornerstone Acceptance Corporation	Florida	59-3532504
FAA Auto Factory, Inc.	California	94-3285893
FAA Beverly Hills, Inc.	California	95-4673054
FAA Capitol F, Inc.	California	94-3350030
FAA Capitol N, Inc.	California	94-3279958
FAA Concord H, Inc.	California	94-3264558
FAA Concord N, Inc.	California	94-3266151
FAA Concord T, Inc.	California	94-1730939
FAA Dublin N, Inc.	California	94-3267515
FAA Dublin VWD, Inc.	California	94-3267514
FAA Holding Corp.	California	94-3338764
FAA Las Vegas H, Inc.	Nevada	94-3330754
FAA Marin F, Inc.	California	95-4746388
FAA Marin LR, Inc.	California	94-3345066
FAA Poway G, Inc.	California	33-0792049
FAA Poway H, Inc.	California	94-3265895
FAA Poway T, Inc.	California	94-3266152
FAA San Bruno, Inc.	California	94-3264556
FAA Santa Monica V, Inc.	California	95-4746387
FAA Serramonte, Inc.	California	94-3264554
FAA Serramonte H, Inc.	California	94-3293588
FAA Serramonte L, Inc.	California	94-3264555
FAA Stevens Creek, Inc.	California	94-3264553
FAA Torrance CPJ, Inc.	California	95-4746385
FirstAmerica Automotive, Inc.	Delaware	88-0206732
Fort Mill Ford, Inc.	South Carolina	62-1289609
Fort Myers Collision Center, LLC	Florida	59-3659948
Franciscan Motors, Inc.	California	77-0112132
Frank Parra Autoplex, Inc.	Texas	75-1364201
Frontier Oldsmobile-Cadillac, Inc.	North Carolina	56-1621461
HMC Finance Alabama, Inc.	Alabama	56-2198417
Kramer Motors Incorporated	California	95-2092777
L Dealership Group, Inc.	Texas	94-1719069
Marcus David Corporation	North Carolina	56-1708384
Massey Cadillac, Inc.	Tennessee	62-1434905
Massey Cadillac, Inc.	Texas	75-2651186
Mountain States Motors Co., Inc.	Colorado	84-1172557
Ontario L, LLC	California	20-0366914

Subsidiary	State of Organization	IRS Employer ID No.
Philpott Motors, Ltd.	Texas	76-0608365
Royal Motor Company, Inc.	Alabama	63-1012554
SAI AL HC1, Inc.	Alabama	56-2169250
SAI AL HC2, Inc.	Alabama	63-1213085
SAI Ann Arbor Imports, LLC	Michigan	20-0073215
SAI Atlanta B, LLC	Georgia	58-2436174
SAI Broken Arrow C, LLC	Oklahoma	73-1590233
SAI Charlotte M, LLC	North Carolina	56-2044965
SAI Clearwater T, LLC	Florida	59-3501017
SAI Columbus Motors, LLC	Ohio	31-1604259
SAI Columbus T, LLC	Ohio	31-1604285
SAI Columbus VWK, LLC	Ohio	31-1604276
SAI FL HC1, Inc.	Florida	59-3501024
SAI FL HC2, Inc.	Florida	59-3501021
SAI FL HC3, Inc.	Florida	59-3523301
SAI FL HC4, Inc.	Florida	59-3523302
SAI FL HC5, Inc.	Florida	59-3523304
SAI FL HC6, Inc.	Florida	59-3552436
SAI FL HC7, Inc.	Florida	59-2214873
SAI Fort Myers B, LLC	Florida	65-0938819
SAI Fort Myers H, LLC	Florida	65-0938812
SAI Fort Myers M, LLC	Florida	59-3535971
SAI Fort Myers VW, LLC	Florida	65-0938821
SAI GA HC1, LP	Georgia	03-0447179
SAI Georgia, LLC	Georgia	58-2399219
SAI Irondale Imports, LLC	Alabama	63-1213083
SAI Irondale L, LLC	Alabama	63-1213161
SAI Lansing CH, LLC	Michigan	Not Applicable
SAI Long Beach B, Inc.	California	26-0234207
SAI MD HC1, Inc.	Maryland	52-2172032
SAI Monrovia B, Inc.	California	20-8944726
SAI Montgomery B, LLC	Alabama	56-2139902
SAI Montgomery BCH, LLC	Alabama	63-1012553
SAI Montgomery CH, LLC	Alabama	63-1204447
SAI Nashville CSH, LLC	Tennessee	62-1708483
SAI Nashville H, LLC	Tennessee	62-1708487
SAI Nashville M, LLC	Tennessee	56-2122487
SAI Nashville Motors, LLC	Tennessee	26-1707286
SAI NC HC2, Inc.	North Carolina	26-3751321
SAI OH HC1, Inc.	Ohio	31-0743366
SAI OK HC1, Inc.	Oklahoma	74-2936323
SAI Oklahoma City C, LLC	Oklahoma	73-1618268
SAI Oklahoma City H, LLC	Oklahoma	73-1620712
SAI Oklahoma City T, LLC	Oklahoma	73-1593440
SAI Orlando CS, LLC	Florida	65-0938818
SAI Peachtree, LLC	Georgia	Not Applicable
SAI Plymouth C, LLC	Michigan	Not Applicable
SAI Riverside C, LLC	Oklahoma	73-1574888
SAI Rockville Imports, LLC	Maryland	52-2172034
SAI Rockville L, LLC	Maryland	52-2172033
SAI Stone Mountain T, LLC	Georgia	Not Applicable
SAI TN HC1, LLC	Tennessee	62-1708491

Subsidiary	State of Organization	IRS Employer ID No.
SAI TN HC2, LLC	Tennessee	62-1708490
SAI TN HC3, LLC	Tennessee	62-1708484
SAI Tulsa N, LLC	Oklahoma	73-1079837
SAI Tulsa T, LLC	Oklahoma	46-0487821
SAI VA HC1, Inc.	Virginia	26-3751398
Santa Clara Imported Cars, Inc.	California	94-1705756
Sonic Advantage PA, LP	Texas	20-0163203
Sonic Agency, Inc.	Michigan	30-0085765
Sonic Automotive F&I, LLC	Nevada	88-0444271
Sonic Automotive of Chattanooga, LLC	Tennessee	62-1708471
Sonic Automotive of Nashville, LLC	Tennessee	62-1708481
Sonic Automotive of Nevada, Inc.	Nevada	88-0378636
Sonic Automotive of Texas, L.P.	Texas	76-0586658
Sonic Automotive Support, LLC	Nevada	20-0507885
Sonic Automotive West, LLC	Nevada	88-0444344
Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Ohio	31-1604281
Sonic Automotive-1720 Mason Ave., DB, Inc.	Florida	59-3523303
Sonic Automotive-1720 Mason Ave., DB, LLC	Florida	57-1072509
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	South Carolina	58-2384994
Sonic Automotive – 2490 South Lee Highway, LLC	Tennessee	62-1708486
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	58-2384996
Sonic Automotive-3401 N. Main, TX, L.P.	Texas	76-0586794
Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio	31-1604296
Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio	31-1604301
Sonic Automotive-4701 I-10 East, TX, L.P.	Texas	76-0586659
Sonic Automotive-5221 I-10 East, TX, L.P.	Texas	76-0586795
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia	62-1716095
Sonic Automotive-6008 N. Dale Mabry, FL, Inc.	Florida	59-3535965
Sonic Automotive-9103 E. Independence, NC, LLC	North Carolina	56-2103562
Sonic-2185 Chapman Rd., Chattanooga, LLC	Tennessee	56-2126660
Sonic – Buena Park H, Inc.	California	33-0978079
Sonic – Cadillac D, L.P.	Texas	46-0476882
Sonic – Calabasas A, Inc.	California	73-1642537
Sonic – Calabasas M, Inc.	California	20-8742825
Sonic – Calabasas V, Inc.	California	76-0728573
Sonic-Camp Ford, L.P.	Texas	76-0613472
Sonic – Capitol Cadillac, Inc.	Michigan	38-3642334
Sonic – Capitol Imports, Inc.	South Carolina	16-1616391
Sonic – Carrollton V, L.P.	Texas	75-2896744
Sonic – Carson F, Inc.	California	75-2989450
Sonic – Carson LM, Inc.	California	73-1626525
Sonic – Chattanooga D East, LLC	Tennessee	56-2220962
Sonic – Clear Lake N, L.P.	Texas	76-0597723
Sonic – Clear Lake Volkswagen, L.P.	Texas	11-3694324
Sonic – Coast Cadillac, Inc.	California	95-4711579
Sonic – Denver T, Inc.	Colorado	75-3092054
Sonic – Denver Volkswagen, Inc.	Colorado	Not Applicable
Sonic Development, LLC	North Carolina	56-2140030
Sonic Divisional Operations, LLC	Nevada	20-1890447
Sonic – Downey Cadillac, Inc.	California	73-1626782
Sonic – Englewood M, Inc.	Colorado	73-1627281
Sonic eStore, Inc.	North Carolina	01-0689836

Subsidiary	State of Organization	IRS Employer ID No.
Sonic – Fort Mill Chrysler Jeep, Inc.	South Carolina	56-2044964
Sonic – Fort Mill Dodge, Inc.	South Carolina	58-2285505
Sonic-Fort Worth T, L.P	Texas	75-2897202
Sonic – Frank Parra Autoplex, L.P.	Texas	82-0552132
Sonic Fremont, Inc.	California	20-5957935
Sonic – Harbor City H, Inc.	California	95-4876347
Sonic Houston JLR, LP	Texas	20-5961741
Sonic Houston LR, LP	Texas	20-0168127
Sonic – Houston V, L.P.	Texas	76-0684038
Sonic-Integrity Dodge LV, LLC	Nevada	88-0430677
Sonic – Jersey Village Volkswagen, L.P.	Texas	42-1597939
Sonic – Lake Norman Chrysler Jeep, LLC	North Carolina	56-2044997
Sonic-Las Vegas C East, LLC	Nevada	88-0470273
Sonic-Las Vegas C West, LLC	Nevada	88-0470284
Sonic-Lloyd Nissan, Inc.	Florida	59-3560057
Sonic-Lloyd Pontiac-Cadillac, Inc.	Florida	59-3560058
Sonic – Lone Tree Cadillac, Inc.	Colorado	75-2994986
Sonic – LS, LLC	Delaware	68-0510218
Sonic – LS Chevrolet, L.P.	Texas	76-0594652
Sonic-Lute Riley, L. P.	Texas	75-2812871
Sonic-Manhattan Fairfax, Inc.	Virginia	52-2173072
Sonic – Massey Cadillac, L.P.	Texas	46-0465823
Sonic – Massey Chevrolet, Inc.	California	73-1626792
Sonic – Massey Pontiac Buick GMC, Inc.	Colorado	71-0868348
Sonic – Mesquite Hyundai, L.P.	Texas	75-3090092
Sonic Momentum B, L.P.	Texas	20-0161887
Sonic Momentum JVP, L.P.	Texas	20-0163315
Sonic Momentum VWA, L.P.	Texas	20-0163368
Sonic-Newsome Chevrolet World, Inc.	South Carolina	57-1077344
Sonic-Newsome of Florence, Inc.	South Carolina	57-1077343
Sonic-North Charleston, Inc.	South Carolina	58-2460639
Sonic-North Charleston Dodge, Inc.	South Carolina	58-2479700
Sonic of Texas, Inc.	Texas	76-0586661
Sonic – Okemos Imports, Inc.	Michigan	20-2258139
Sonic Peachtree Industrial Blvd., L.P.	Georgia	56-2089761
Sonic – Plymouth Cadillac, Inc.	Michigan	30-0040929
Sonic-Reading, L.P.	Texas	76-0605765
Sonic Resources, Inc.	Nevada	88-0508574
Sonic-Richardson F, L.P.	Texas	75-2901775
Sonic-Riverside Auto Factory, Inc.	Oklahoma	73-1591124
Sonic-Sam White Nissan, L.P.	Texas	76-0597722
Sonic – Sanford Cadillac, Inc.	Florida	01-0595473
Sonic Santa Monica M, Inc.	California	20-2610019
Sonic Santa Monica S, Inc.	California	20-4402178
Sonic – Saturn of Silicon Valley, Inc.	California	20-0163283
Sonic – Serramonte I, Inc.	California	81-0575704
Sonic-Shottenkirk, Inc.	Florida	56-3575773
Sonic – South Cadillac, Inc.	Florida	Not Applicable
Sonic-Stevens Creek B, Inc.	California	94-2261540
Sonic – Stone Mountain T, L.P.	Georgia	20-0163252
Sonic Tysons Corner H, Inc.	Virginia	20-3544845
Sonic Tysons Corner Infiniti, Inc.	Virginia	20-3545061

Subsidiary	State of Organization	IRS Employer ID No.
Sonic – University Park A, L.P.	Texas	75-2963437
Sonic-Volvo LV, LLC	Nevada	88-0437180
Sonic Walnut Creek M, Inc.	California	42-1591184
Sonic – West Covina T, Inc.	California	95-4876089
Sonic-Williams Cadillac, Inc.	Alabama	63-1213084
Sonic Wilshire Cadillac, Inc.	California	20-5004388
SRE Alabama – 2, LLC	Alabama	56-2202484
SRE Alabama – 3, LLC	Alabama	56-2206042
SRE Alabama – 4, LLC	Alabama	87-0696606
SRE Alabama – 5, LLC	Alabama	20-0162209
SrealEstate Arizona-1, LLC	Arizona	86-0996112
SrealEstate Arizona-2, LLC	Arizona	88-0468215
SrealEstate Arizona-3, LLC	Arizona	88-0468217
SrealEstate Arizona-4, LLC	Arizona	88-0468213
SrealEstate Arizona-5, LLC	Arizona	86-1063441
SrealEstate Arizona-6, LLC	Arizona	42-1591193
SrealEstate Arizona-7, LLC	Arizona	20-0150251
SRE California – 1, LLC	California	74-3040427
SRE California – 2, LLC	California	74-3040911
SRE California – 3, LLC	California	45-0475638
SRE California – 4, LLC	California	74-3041078
SRE California – 5, LLC	California	47-0861563
SRE California – 6, LLC	California	41-2038013
SRE Colorado – 1, LLC	Colorado	87-0696649
SRE Colorado – 2, LLC	Colorado	87-0696643
SRE Colorado – 3, LLC	Colorado	20-0150257
SRE Florida-1, LLC	Florida	58-2560889
SRE Florida-2, LLC	Florida	58-2560900
SRE Florida-3, LLC	Florida	58-2560868
SRE Georgia-1, L.P.	Georgia	58-2560891
SRE Georgia-2, L.P.	Georgia	58-2555514
SRE Georgia-3, L.P.	Georgia	58-2554985
SRE Holding, LLC	North Carolina	56-2198745
SRE Maryland – 1, LLC	Maryland	20-0162227
SRE Maryland – 2, LLC	Maryland	20-0162236
SRE Michigan – 3, LLC	Michigan	32-0011078
SRE Nevada – 1, LLC	Nevada	88-0468209
SRE Nevada – 2, LLC	Nevada	88-0465280
SRE Nevada – 3, LLC	Nevada	88-0465279
SRE Nevada – 4, LLC	Nevada	68-0552010
SRE Nevada – 5, LLC	Nevada	73-1638705
SRE North Carolina – 1, LLC	North Carolina	20-0162253
SRE North Carolina – 2, LLC	North Carolina	20-0162267
SRE North Carolina – 3, LLC	North Carolina	20-0162281
SRE Oklahoma – 1, LLC	Oklahoma	20-0150172
SRE Oklahoma – 2, LLC	Oklahoma	87-0696541
SRE Oklahoma – 3, LLC	Oklahoma	87-0696522
SRE Oklahoma – 4, LLC	Oklahoma	20-0150244
SRE Oklahoma – 5, LLC	Oklahoma	20-0150266
SRE South Carolina – 2, LLC	South Carolina	58-2560892
SRE South Carolina – 3, LLC	South Carolina	54-2106363
SRE South Carolina – 4, LLC	South Carolina	03-0431822

Subsidiary	State of Organization	IRS Employer ID No.
SRE Tennessee-1, LLC	Tennessee	56-2200186
SRE Tennessee-2, LLC	Tennessee	56-2202429
SRE Tennessee-3, LLC	Tennessee	56-2202479
SRE Tennessee-4, LLC	Tennessee	20-0162289
SRE Tennessee-5, LLC	Tennessee	20-0162295
SRE Tennessee-6, LLC	Tennessee	20-0162304
SRE Tennessee-7, LLC	Tennessee	20-0162314
SRE Tennessee-8, LLC	Tennessee	20-0162318
SRE Tennessee-9, LLC	Tennessee	20-0162324
SRE Texas-1, L.P.	Texas	74-2962385
SRE Texas-2, L.P.	Texas	74-2963860
SRE Texas-3, L.P.	Texas	74-2963859
SRE Texas-4, L.P.	Texas	45-0474729
SRE Texas-5, L.P.	Texas	77-0589837
SRE Texas-6, L.P.	Texas	90-0079415
SRE Texas-7, L.P.	Texas	33-1001169
SRE Texas-8, L.P.	Texas	82-0540594
SRE Virginia – 1, LLC	Virginia	52-2252370
SRE Virginia – 2, LLC	Virginia	20-0162340
Stevens Creek Cadillac, Inc.	California	77-0093380
Town and Country Ford, Incorporated	North Carolina	56-0887416
Village Imported Cars, Inc.	Maryland	52-0896186
Windward, Inc.	Hawaii	94-2659042
Z Management, Inc.	Colorado	84-1172797

The primary standard industrial classification of all of the additional registrants is 5511. The principal executive office of all of the additional registrants is 5401 East Independence Boulevard, Charlotte, North Carolina 28212. Their telephone number is (704) 566-2400.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2009.

PROSPECTUS

Debt Securities

Class A Common Stock

Preferred Stock

Warrants to Purchase Class A Common Stock

Guarantees of Debt Securities

We may periodically offer to sell debt securities, Class A common stock, preferred stock, warrants to purchase our Class A common stock and guarantees by our subsidiaries of our debt securities. The aggregate initial offering price of the securities that we offer pursuant to this prospectus will not exceed $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide specific terms of those securities, and the manner in which they are being offered, in a supplement to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest.

The securities may be offered on a continuous or delayed basis directly to purchasers or to or through one or more underwriters, agents or dealers as designated from time to time. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable supplement to this prospectus will set forth the names of any underwriters, agents or dealers and any applicable commissions or discounts.

Our Class A common stock trades on the New York Stock Exchange under the symbol “SAH”. The last reported sale price of our Class A common stock on the New York Stock Exchange on August 20, 2009 was $13.64 per share. You are urged to obtain current market data and should not use the market price as of August 20, 2009 as a prediction of the future market price of our Class A common stock.

Investing in these securities involves risks. See the risks described in this prospectus, including the Risk Factors beginning on page 1, and those described as risk factors in our other filings with the Securities and Exchange Commission that are incorporated by reference herein. Additional risks may also be included in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may change. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This prospectus is dated                     .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any type or combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Sonic.”

You should rely only on the information contained or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so or (3) to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in or incorporated by reference into this prospectus or any applicable prospectus supplement to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

You should base your decision to invest in our securities after considering all of the information contained in this prospectus, any applicable prospectus supplement and any information incorporated by reference herein and therein.

No representation or warranty, express or implied, is made as to the accuracy or completeness of the information obtained from third party sources set forth herein or incorporated by reference into this prospectus or

i

any applicable prospectus supplement, and nothing contained in this prospectus, any applicable prospectus supplement or incorporated by reference herein is, or shall be relied upon as, a promise or representation, whether as to past or future performance.

No automobile manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus or in the offering being made hereby. No automobile manufacturer or distributor has been authorized to make any statements or representations in connection with the offering, and no automobile manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus or any applicable prospectus supplement or for any offering thereunder.

Except as otherwise indicated, all references in this prospectus to the “Company,” “we,” “us,”, “our,” or “Sonic” mean Sonic Automotive, Inc. and its subsidiaries.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains numerous “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward looking statements address our future objectives, plans and goals, as well as our intent, beliefs and current expectations regarding future operating performance, and can generally be identified by words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases. Specific events addressed by these forward-looking statements include, but are not limited to:

•	future acquisitions or dispositions;

•	industry trends;

•	future liquidity trends or needs;

•	general economic trends, including employment rates and consumer confidence levels;

•	vehicle sales rates and same store sales growth;

•	future covenant compliance;

•	our financing plans and our ability to repay or refinance existing debt when due; and

•	our business and growth strategies.

These forward-looking statements are based on our current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future performance, and that actual results could differ materially from those projected in these forward-looking statements. Factors which may cause actual results to differ materially from our projections include those risks described in “Risk Factors” and elsewhere in this prospectus and our filings with the SEC that are incorporated by reference into this prospectus, as well as:

•	the number of new and used cars sold in the United States generally, and as compared to our expectations and the expectations of the market;

•

our ability to generate sufficient cash flows or obtain additional financing to refinance existing debt and to fund acquisitions, capital expenditures, our share repurchase program, dividends on our common stock and general operating activities;

ii

•

the reputation and financial condition of vehicle manufacturers whose brands we represent, the terms of any bailout of any such manufacturer by the U.S. government or other government and the success or failure of such a bailout, the financial incentives vehicle manufacturers offer and their ability to design, manufacture, deliver and market their vehicles successfully;

•	our relationships with manufacturers, which may affect our ability to complete additional acquisitions;

•	changes in laws and regulations governing the operation of automobile franchises, accounting standards, taxation requirements and environmental laws;

•	general economic conditions in the markets in which we operate, including fluctuations in interest rates, employment levels, the level of consumer spending and consumer credit availability;

•	the terms of any refinancing of our existing indebtedness;

•	high competition in the automotive retailing industry, which not only creates pricing pressures on the products and services we offer, but on businesses we seek to acquire;

•	the timing of and our ability to generate liquidity through asset dispositions, as well as the timing of our ability to successfully integrate recent and potential future acquisitions; and

•	the rate and timing of overall economic recovery or additional decline.

iii

THE COMPANY

We are one of the largest automotive retailers in the United States. As of June 30, 2009, we operated 154 dealership franchises, representing 31 different brands of cars and light trucks, at 131 locations and 30 collision repair centers in 15 states. Our dealerships provide comprehensive services including (1) sales of both new and used cars and light trucks; (2) sales of replacement parts and performance of vehicle maintenance, manufacturer warranty repairs, paint and collision repair services; and (3) arrangement of extended service contracts, financing and insurance and other aftermarket products for our customers.

Our Class A common stock is traded on the New York Stock Exchange under the trading symbol “SAH.” Our principal executive offices are located at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, telephone (704) 566-2400. We were incorporated in Delaware in 1997.

RISK FACTORS

This section describes some, but not all, of the risks of acquiring our securities. Before making an investment decision, you should carefully consider the risk factors included in our Current Report on Form 8-K furnished on August 21, 2009, which are incorporated by reference herein, and the risks described in our other filings with the SEC that are incorporated by reference herein.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the acquisition of additional automobile dealerships, additions to our working capital and the financing of capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated:

(dollars in thousands)

	Fiscal years ended December 31,						Six months ended June 30,
	2004	2005	2006	2007	2008		2009
Ratio of Earnings to Fixed Charges	2.9x	3.0x	2.5x	3.0x	$(785,244	) (1)	1.2x

(1)    Reflects deficiency of earnings available to cover fixed charges. Because of the deficiency, ratio information is not provided.

For purposes of the ratio of earnings to fixed charges: 1) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and 2) fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

DIVIDEND POLICY

The payment of any future dividend on our common stock is subject to the business judgment of our Board of Directors, taking into consideration our historic and projected results of operations, financial condition, cash flows, capital requirements, covenant compliance, share repurchases, current economic environment and other factors considered relevant. As of the date of this prospectus, the payment of dividends is expressly prohibited by our credit agreement and restricted by the terms of the indenture governing our 6.00% Senior Secured Convertible Notes due 2012.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The Debt Securities will be either our senior debt securities issued under this registration statement (“Senior Debt Securities”) or our subordinated debt securities issued under this registration statement (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, our subsidiaries, if our subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

We will describe the particular terms of any Debt Securities that we offer and the extent to which the general provisions below will apply to those Debt Securities in a prospectus supplement relating to those Debt Securities. The terms of the Debt Securities will include those stated in the applicable Indenture and those made part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended. The Debt Securities will be subject to all those terms, and we refer the holders of the Debt Securities to the Indenture and the Trust Indenture Act for a statement of those terms. Unless we indicate otherwise, capitalized terms have the meanings given in the applicable Indenture.

We have summarized certain material provisions of the notes and Indentures below. The forms of the notes and Indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the notes and Indentures for provisions that may be important to you. In the summary below we have included references to Section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular Sections or defined terms of the Indentures, such Sections or defined terms are incorporated by reference herein or therein, as applicable.

General

The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Senior Debt Securities will rank senior in right of payment in full to all unsecured and subordinated indebtedness and equally with all of our unsubordinated indebtedness outstanding at the time Senior Debt Securities are sold as will be described in the prospectus supplement applicable to any Senior Debt Securities. Unless otherwise indicated in the applicable prospectus supplement, the Senior Debt Securities will not be secured and, therefore, will be effectively subordinate in right of payment to all of our secured and unsubordinated indebtedness outstanding at the time Senior Debt Securities are sold as will be described in the prospectus supplement applicable to any Senior Debt Securities.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

Our subsidiaries (the “Guarantors”) may unconditionally guarantee (the “Subsidiary Guarantees”) on a joint and several basis the Debt Securities as described under “—Subsidiary Guarantees” and in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following additional terms:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, subordinated terms relating thereto;

•	whether the Guarantors will provide Subsidiary Guarantees of the Debt Securities;

•	the aggregate principal amount of the Debt Securities or any limit thereon;

•	the dates on which the principal of the Debt Securities will be payable;

•	the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

•	the places where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	if convertible into our Class A common stock or any of our other securities, the terms on which such Debt Securities are convertible;

•	whether the Debt Securities are secured and the terms of such security;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	any addition to or change in the covenants in the applicable Indenture; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

(Section 301)

Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture and the supplemental indenture applicable to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture and supplemental indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any or certain Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Indebtedness applicable to the Subordinated Debt Securities of that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Indebtedness to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default on the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Defeasance and Covenant Defeasance.”

Conversion Rights

The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Subsidiary Guarantees

The Guarantors may guarantee the Debt Securities of a series. Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Guarantors.

Subject to the limitations described below and in the applicable prospectus supplement, the Guarantors will, jointly and severally, unconditionally guarantee the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series (the “Guaranteed Obligations”). The Guarantors will also pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor.

In the case of Subordinated Debt Securities, a Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Indebtedness of such Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Indebtedness. No payment will be made by any Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

•

remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable Debt Securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph,

•	be binding upon each Guarantor, and

•	inure to the benefit of and be enforceable by the applicable Trustee, the holders and their successors, transferees and assigns.

In addition, the prospectus supplement may specify circumstances under which a Guarantor can or will be released from its Subsidiary Guarantee.

Redemption Rights; Sinking Fund

The Debt Securities issued under this registration statement may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, Debt Securities issued under this registration statement may be subject to repurchase by us at the option of the holders. We will describe any applicable redemption rights and sinking fund requirements in a prospectus supplement related to a series of Debt Securities being offered under this registration statement.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiple thereof. (Section 302)

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

Notwithstanding any provision of the applicable Indenture or any Debt Security described herein, no Global Security may be exchanged or transferred in whole or in part for Debt Securities registered in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

•	the Depositary is unwilling or unable to continue as depositary;

•	an Event of Default has occurred and is continuing under the Debt Securities represented by the Global Security; or

•	as otherwise provided in a prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section 305)

As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the applicable Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global

Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Guarantors, the Trustees or our agents or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying

Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the Senior Indenture (the “Senior Trustee”) in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the trustee under the Subordinated Indenture (the “Subordinated Trustee”) in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof. (Section 1003)

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may consolidate with or merge into, or sell or lease substantially all of our properties to any person only if:

•

the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•

immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	any other conditions specified in the applicable prospectus supplement are met. (Section 801)

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

•	failure to pay principal or premium on any Debt Security of that series when due;

•	failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

•

failure to perform any of our other covenants in the Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series) for 60 days after being given written notice by the Trustee or holders of at least 25% in principal amount of the Outstanding Debt Securities of that series;

•

default under the terms of any instrument evidencing or securing any of our Debt or any Guarantor having an outstanding principal amount of $20 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

•

the rendering of one or more final judgments, orders or decrees (not subject to appeal) against us or any Guarantor or Significant Subsidiary in an amount for the payment of money in excess of $20 million that remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

•

certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary Guarantor or any group of Significant Subsidiaries that together would constitute a Significant Subsidiary Guarantor; and

•

in the case of Debt Securities guaranteed by any Guarantor, the Subsidiary Guarantee of any Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Guarantor or any person acting on behalf of any Guarantor denies or disaffirms in writing such Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

(Section 501)

If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration. (Section 502)

Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless the Holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

The Holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture unless:

•	the Holder previously gave written notice to the Trustee of an Event of Default with respect to that series;

•

the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

•

the Trustee fails to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 15 days after such notice, request and offer. (Section 507)

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

Amendment and Waiver

Except as otherwise indicated in the applicable prospectus supplement, we, the Guarantors (if applicable) and the applicable Trustee may make modifications and amendments of the Indentures without the consent of the Holders of the Debt Securities in certain circumstances, including:

(1)    to evidence the succession under the Indenture of another Person to us or any Guarantor and the assumption by any such successor of our or any Guarantor’s obligations to Holders of the Debt Securities;

(2)    to add to our covenants for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us;

(3)    to add any additional Events of Default;

(4)    to add to or change any of the provisions of the Indenture to permit or facilitate the issuance of Debt Securities (i) in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or (ii) in uncertificated form;

(5)    to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination (A) shall neither (i) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Debt Security with respect to such provision or (B) shall become effective only when there is no such Debt Security Outstanding;

(6)    to secure the Debt Securities;

(7)    to establish the form or terms of Debt Securities of any series;

(8)    to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee and to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(9)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect; or

(10)    to add new Guarantors.

(Section 901)

Except as otherwise indicated in the applicable prospectus supplement, other modifications and amendments of the Indentures may be made by us, the Guarantors (if applicable) and the applicable Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

(2)    reduce the principal amount of, or any premium or interest on, any Debt Security,

(3)    reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof,

(4)    change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

(5)    impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,

(6)    in the case of Subordinated Debt Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities,

(7)    except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Guarantor,

(8)    reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

(9)    reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

(10)    modify such provisions with respect to modification and waiver.

(Section 902)

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, (A) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (C) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (A) or (B) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Satisfaction and Discharge

Unless otherwise indicated in the applicable prospectus supplement, the Indentures will be discharged and cease to be of further effect with respect to any series of Debt Securities issued thereunder, when either:

(1)(A) all outstanding Debt Securities of that series that have been authenticated and delivered (other than Debt Securities that have been replaced or for which funds payment money has been deposited in trust and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all such Debt Securities not delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee of the Company,

and, in each case, we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust in an amount sufficient to pay and discharge the entire indebtedness on such

Debt Securities not delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) we have paid or caused to be paid all other sums payable by us under such Indenture with respect to that series of Debt Securities; and

(3) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge of this Indenture with respect to such Debt Securities have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute default under, such Indenture or any other material agreement or instrument to which we are a party or are bound.

(Section 401)

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indentures relating to defeasance and discharge of indebtedness (Section 1502), which we call “legal defeasance,” and to defeasance of certain restrictive covenants (Section 1503), which we call “covenant defeasance,” applied to the Debt Securities of any series, or to any specified part of a series.

Legal Defeasance.  The Indentures provide that, upon our exercise of our option (if any) we will be discharged from all our obligations, and have the subordination provisions of any Subordinated Indenture (if any) cease to be effective, with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities.

Such defeasance or discharge may occur only if, among other things,

(1)    we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders and beneficial owners of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

(2)    no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

(3)    such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we or any Significant Subsidiary is a party or by which we or any Significant Subsidiary is bound;

(4)    in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of our Senior Indebtedness shall have occurred and be continuing and no other event of default with respect to any of our Senior Indebtedness shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)    we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

(Sections 1502 and 1504)

Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

Covenant Defeasance.  The Indentures provide that, upon our exercise of our option (if any), we may omit to comply with specified restrictive covenants as described in an applicable prospectus supplement, and the occurrence of specified Events of Default in “—Events of Default” and any Events of Default described in an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders and beneficial owners of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504) Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement to the extent material.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

Title

We, the Guarantors, the Trustees and any agent of ours may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes. (Section 309)

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of (a) 100,000,000 shares of Class A common stock, $.01 par value, (b) 30,000,000 shares of Class B common stock, $.01 par value and (c) 3,000,000 shares of preferred stock, $.10 par value. As of August 20, 2009, we had 29,488,518 outstanding shares of Class A common stock, 12,029,375 outstanding shares of Class B common stock and no outstanding shares of preferred stock.

We have summarized certain of the material provisions of our Class A and Class B common stock below. We urge you to read our Amended and Restated Certificate of Incorporation (which was filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-33295)), our Certificate of Amendment to our Amended and Restated Certificate of Incorporation (which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999) and Amended and Restated Bylaws of Sonic (as amended February 9, 2006) (which was filed as an exhibit to our Current Report on Form 8-K filed February 13, 2006) for a detailed description of the provisions thereof summarized below.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences and rights of that series, and the qualifications, limitations and restrictions of that series, including:

•	the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, that adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of that series.

The prospectus supplement will describe the material terms of any series of preferred stock offered by it. The registration statement of which this prospectus forms a part will incorporate by reference the certificate of designation for any series of preferred stock as an exhibit.

We believe that the ability of our board of directors to issue one or more series of preferred stock from our undesignated preferred stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Common Stock

Sonic’s Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights of the Class B common stock and as required by law, as discussed more fully below.

Voting Rights; Conversion of Class B Common Stock to Class A Common Stock

The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Sonic. Holders of Class B common stock are entitled to 10 votes per share except as described below. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by Delaware law. There is no cumulative voting with respect to the election of directors.

In the event any shares of Class B common stock held by a member of the Smith Group (as defined below) are transferred outside of the Smith Group, such shares will automatically be converted into shares of Class A common stock. In addition, if the total number of shares of common stock held by members of the Smith Group is less than 15% of the total number of shares of common stock outstanding, all of the outstanding shares of Class B common stock automatically will be reclassified as Class A common stock. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A common stock must be identical to that received by holders of Class B common stock, except that in any such transaction in which shares of common stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ between our classes of common stock.

Notwithstanding the foregoing, the holders of Class A common stock and Class B common stock vote as a single class, with each share of each Class entitled to one vote per share, with respect to any transaction proposed or approved by the board of directors of Sonic or proposed by or on behalf of holders of the Class B common stock or as to which any member of the Smith Group or any affiliate thereof has a material financial interest other than as a then existing stockholder of Sonic constituting a

•	“going private” transaction;

•	sale or other disposition of all or substantially all of Sonic’s assets; or

•

sale or transfer that would cause the nature of Sonic’s business to be no longer primarily oriented toward automobile dealership operations and related activities, or merger or consolidation of Sonic in which the holders of the common stock will own less than 50% of the common stock following such transaction.

A “going private” transaction is defined as any “Rule 13e-3 Transaction,” as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934. An “affiliate” is defined as (a) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with any member of the Smith Group, (b) any corporation or organization (other than Sonic or a majority-owned subsidiary of Sonic) of which any member of the Smith Group is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any Class of voting securities, or in which any member of the Smith Group has a substantial beneficial interest, (c) a voting trust or similar arrangement pursuant to which any member of the Smith Group generally controls the vote of the shares of common stock held by or subject to such trust or arrangement, (d) any other trust or estate in which any member of the Smith Group has a substantial beneficial interest or as to which any member of the Smith Group serves as trustee or in a similar fiduciary capacity or (e) any relative or spouse of any member of the Smith Group or any relative of such spouse, who has the same residence as any member of the Smith Group.

As used in this prospectus, the term the “Smith Group” consists of the following persons:

•	Mr. O. Bruton Smith and his guardian, conservator, committee, or attorney-in-fact;

•	William S. Egan and his guardian, conservator, committee, or attorney-in-fact;

•	each lineal descendant of Messrs. Smith and Egan (a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and

•	each “Family Controlled Entity.”

The term “Family Controlled Entity” means (a) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants; (b) any other corporation if at least 80% of the value of its outstanding equity is owned by members of the Smith Group; (c) any partnership if at least 80% of the value of the partnership interests are owned by members of the Smith Group; and (d) any limited liability or similar company if at least 80% of the value of the company is owned by members of the Smith Group.

Under Sonic’s charter and Delaware law, the holders of Class A common stock and/or Class B common stock are each entitled to vote as a separate class, as applicable, with respect to any amendment to Sonic’s Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such Class so as to affect such Class adversely.

Dividends

Holders of the Class A common stock and the Class B common stock are entitled to receive ratably such dividends, if any, as are declared by our Board of Directors out of funds legally available for that purpose. An additional requirement is that dividends paid in shares of Class A common stock shall be paid only to holders of Class A common stock, and dividends paid in shares of Class B common stock shall be paid only to holders of Class B common stock. Sonic’s charter provides that if there is any dividend, subdivision, combination or reclassification of either Class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other Class of common stock must be made at the same time.

Other Rights

Stockholders of Sonic have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Sonic, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any Class of common stock are subject to a redemption or a sinking fund.

Delaware Law, Certain Charter and Bylaw Provisions

Certain provisions of Delaware law and of Sonic’s charter and bylaws, summarized in the following paragraphs, may be considered to have an antitakeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

Delaware Antitakeover Law.  Sonic is subject to the applicable provisions of the Delaware General Corporation Law, including Section 203. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which such person became an interested stockholder unless: (a) prior to such date, the Board of Directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder; or (b) upon becoming an interested stockholder, the stockholder then owned at least 85% of the voting stock, as defined in Section 203; or (c) subsequent to such date, the business combination is approved by both the Board of Directors and by holders of at least 66 2/3% of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, Sonic to date has not made this election.

Special Meetings of Stockholders.  Sonic’s bylaws provide that special meetings of stockholders may be called only by the Chairman or by the Secretary or any Assistant Secretary at the request in writing of a majority of Sonic’s Board of Directors. Sonic’s bylaws also provide that no action required to be taken or that may be taken at any annual or special meeting of stockholders may be taken without a meeting; the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. These provisions may make it more difficult for stockholders to take action opposed by the Board of Directors.

Advance Notice Requirements for Stockholders Proposals and Director Nominations.  Sonic’s bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of Sonic, (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and, (b) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our bylaws also specify certain requirements for a stockholder’s notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

Conflict of Interest Procedures.  Sonic’s charter contains provisions providing that transactions between Sonic and its affiliates must be no less favorable to Sonic than would be available in transactions involving arms’

length dealing with unrelated third parties. Moreover, any such transaction involving aggregate payments in excess of $500,000 must be approved by a majority of Sonic’s directors and a majority of Sonic’s independent directors. Otherwise, Sonic must obtain an opinion as to the financial fairness of the transactions to be issued by an investment banking or appraisal firm of national standing.

Limitation of Liability of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers’ and directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

Our certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer’s or director’s fiduciary duty in such capacity, except for liability

•	for any breach of the officer’s or director’s duty of loyalty to us or our stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

•	for any transaction from which the officer or director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited us and our stockholders.

Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Sonic pursuant to the foregoing provisions, Sonic has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue Class A common stock warrants for the purchase of our Class A common stock. Class A common stock warrants are referred to in this prospectus as “Warrants.” Warrants may be issued independently or together with any Class A common stock, preferred stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from the Class A common stock, preferred stock or Debt Securities.

Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the Warrants. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of Warrants.

The following description summarizes the material terms of the Warrants. You should read the warrant agreement and warrant certificates for provisions summarized below and others that may be important to you. We will file a copy of the warrant agreement and warrant certificate in connection with an offering of warrants. The registration statement of which this prospectus forms a part will incorporate by reference the form of warrant agreement and warrant certificate as exhibits.

General

The prospectus supplement relating to a particular series of warrants will summarize the material provisions of the series of Warrants, including, where applicable, the following:

•	the title of the Warrants;

•	the offering price;

•	the currency or currency units in which the purchase price for offered Warrants may be payable;

•	the number of shares of Class A common stock purchasable upon the exercise of a Warrant;

•	the redemption or call provisions, if any, applicable to the Warrants;

•	the date on and after which the Warrants and the related shares of Class A common stock or preferred stock or the related Debt Securities will be separately transferable;

•	the price and currency or currency units at which the shares of Class A common stock, as the case may be, may be purchased upon exercise;

•	the date on which the right to exercise the Warrants begins and the date on which the right to exercise expires (the “expiration date”);

•	the minimum and maximum amount of Warrants that may be exercised at any one time;

•	the antidilution provisions of the Warrants, if any;

•	United States federal income tax consequences applicable to that Warrant;

•	whether the Warrants represented by the warrant certificates will be issued in registered or bearer form;

•	procedures for cashless exercise, if any, for the Warrants; and

•	any other terms of the Warrants, including terms, procedures and limitations relating to exchange and exercise of the Warrants.

Transfers and Exchange

Warrant certificates may be exchanged for new warrant certificates of different denominations, may, if in registered form, be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent. We may specify other offices where these activities may be conducted in an applicable prospectus supplement. Before the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of Class A common stock, as applicable, purchasable upon exercise. This means holders of Warrants will not have the right to receive payments of dividends, if any, on the Class A common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise

Each Warrant will entitle its holder to purchase the number of shares of Class A common stock at the exercise price that is set forth in, or calculable from, the applicable prospectus supplement. Holders will be able to exercise Warrants at any time up to the time on the expiration date set forth in the applicable prospectus supplement. After that time, or a later date to which such expiration date may be extended by us, unexercised Warrants will become void.

Holders will be able to exercise Warrants by delivering to the warrant agent at its corporate trust office warrant certificates properly completed and paying the exercise price. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the shares of Class A common stock issuable upon that exercise. If fewer than all of the Warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining number of Warrants.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters, agents or dealers or directly to one or more purchasers without using underwriters, agents or dealers.

The accompanying supplement to this prospectus will identify or describe:

•	any underwriters, agents or dealers;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities are listed or to which application will be made to list the securities.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings”.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in an applicable supplement are, and dealers and agents named in an applicable supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Sonic or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable supplement, we will authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by contracts.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The applicable supplement will indicate whether we intend to apply to list the securities on a securities exchange.

LEGAL MATTERS

The validity of the securities issuable under this prospectus will be passed upon for Sonic by Moore & Van Allen PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of Sonic Automotive, Inc. for the year ended December 31, 2008 incorporated by reference into this Prospectus and Registration Statement from Sonic Automotive, Inc.’s Form 8-K dated August 21, 2009 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Notes 1 and 6 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2006 and 2007 incorporated into this prospectus by reference from Sonic Automotive, Inc.’s Current Report on Form 8-K dated August 21, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report thereon included therein, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT SONIC

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-13395). You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at l-800-SEC-0330. Copies may be obtained from the SEC by paying the required fees. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. Information that we file with the SEC may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, you may access all of such filings on our website at http://www.sonicautomotive.com.

The SEC allows us to “incorporate by reference” into this prospectus information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(2)	Our definitive proxy statement dated April 8, 2009;

(3)	Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009;

(4)	Our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009;

(5)	Our Current Report on Form 8-K filed February 13, 2009;

(6)	Our Current Report on Form 8-K filed April 3, 2009;

(7)	Our Current Report on Form 8-K filed May 5, 2009;

(8)	Our Current Report on Form 8-K filed May 13, 2009;

(9)	Our Current Report on Form 8-K filed May 15, 2009;

(10)	Our Current Report on Form 8-K furnished May 28, 2009;

(11)	Our Current Report on Form 8-K furnished August 21, 2009;

(12)	Our Current Report on Form 8-K filed August 21, 2009; and

(13)	The description of our Class A common stock contained in our Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to Section 12 of the Exchange Act, including all amendments and reports updating such description.

We will provide upon request a free copy of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference) to anyone who receives this prospectus. Written or telephone requests should be directed to Mr. Stephen K. Coss, Senior Vice President and General Counsel, 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, telephone (704) 566-2400.

This prospectus is a part of our Registration Statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or such other filing. You may obtain a copy of the registration statement and the exhibits filed with it from the SEC at any of the locations listed above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Except for the SEC Registration Fee, the following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by Sonic except as otherwise indicated.

SEC registration fee	$27,900
Fees and expenses of accountants	$100,000
Fees and expenses of legal counsel	$200,000
Fees and expenses of trustee	$15,000
Printing and engraving expenses	$5,000
Miscellaneous	$27,100

Total	$375,000

Item 15. Indemnification of Directors and Officers.

Sonic’s Bylaws effectively provide that Sonic shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons whom it may indemnify pursuant thereto. In addition, Sonic’s Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Sonic under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (for equity securities).
1.2*	Form of Underwriting Agreement (for debt securities).
1.3*	Form of Selling Agency Agreement.
4.l	Amended and Restated Certificate of Incorporation of Sonic (incorporated by reference to Exhibit 3.1 to Sonic’s Registration Statement on Form S-1 (Reg. No. 333-33295) (the “Form S-1”)).
4.2	Certificate of Amendment to Sonic’s Amended and Restated Certificate of Incorporation effective June 18, 1999 (incorporated by reference to Exhibit 3.2 to Sonic’s Annual Report on Form 10-K for the year ended December 31, 1999).
4.3	Amended and Restated Bylaws of Sonic (as amended February 9, 2006) (incorporated by reference to Exhibit 3.1 to Sonic’s Current Report on Form 8-K filed February 13, 2006).
4.4	Specimen Certificate representing Class A common stock (incorporated by reference to Exhibit 4.1 to the Form S-1).
4.5	Form of Senior Indenture (incorporated by reference to Exhibit 4.6 to Sonic’s Registration Statement on Form S-3 (Reg. No. 333-50430 and Reg. Nos. 333-50430-01 through 333-50430-G7)).
4.6	Subordinated Indenture, dated as of May 7, 2002, among Sonic Automotive, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Sonic’s Current Report on Form 8-K filed November 21, 2005).
4.7	Form of Senior Debt Securities (included in Exhibit 4.5).
4.8	Form of Subordinated Debt Securities (included in Exhibit 4.6).
4.9*	Form of Warrant Agreement, including Form of Warrant Certificate.
5.1*	Opinion of Moore & Van Allen PLLC regarding the legality of the securities being registered.
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).
24.l	Powers of Attorney (included in Signature Pages of Registration Statement).
25.l**	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of Trustee for the Senior Indenture.
25.2**	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of Trustee for the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K filed by Sonic.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.

Item 17. Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SONIC AUTOMOTIVE, INC.
On behalf of itself and the following entity as Managing Member:
SAI COLUMBUS T, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President, Chief Strategic Officer and Director	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice Chairman and Chief Financial Officer (principal financial and accounting officer)	August 24, 2009

David B. Smith	Executive Vice President and Director

/s/ William I. Belk William I. Belk	Director	August 24, 2009

/s/ William R. Brooks William R. Brooks	Director	August 24, 2009

/s/ Victor H. Doolan Victor H. Doolan	Director	August 20, 2009

H. Robert Heller	Director

/s/ Robert L. Rewey Robert L. Rewey	Director	August 24, 2009

/s/ David C. Vorhoff David C. Vorhoff	Director	August 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

ARNGAR, INC.

AUTOBAHN, INC.

AVALON FORD, INC.

CASA FORD OF HOUSTON, INC.

FAA AUTO FACTORY, INC.

FAA BEVERLY HILLS, INC.

FAA CAPITOL F, INC.

FAA CAPITOL N, INC.

FAA CONCORD H, INC.

FAA CONCORD N, INC.

FAA CONCORD T, INC.

FAA DUBLIN N, INC.

FAA DUBLIN VWD, INC.

FAA HOLDING CORP.

FAA MARIN F, INC.

FAA MARIN LR, INC.

FAA POWAY G, INC.

FAA POWAY H, INC.

FAA POWAY T, INC.

FAA SAN BRUNO, INC.

FAA SANTA MONICA V, INC.

FAA SERRAMONTE, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FAA STEVENS CREEK, INC.

FAA TORRANCE CPJ, INC.

FORT MILL FORD, INC.

FRANCISCAN MOTORS, INC.

FRONTIER OLDSMOBILE-CADILLAC, INC.

HMC FINANCE ALABAMA, INC.

KRAMER MOTORS INCORPORATED

L DEALERSHIP GROUP, INC.

MARCUS DAVID CORPORATION

ROYAL MOTOR COMPANY, INC.

SAI AL HC1, INC.

SAI AL HC2, INC.

On behalf of itself and the following entity as Managing Member:

SAI IRONDALE L, LLC

SAI LONG BEACH B, INC.

SAI MD HC1, INC.

On behalf of itself and the following entity as Managing Member:

SAI ROCKVILLE L, LLC

SAI MONROVIA B, INC.

SAI NC HC2, INC.

SAI OH HC1, INC.

SAI OK HC1, INC.

On behalf of itself and the following entities as Managing Member:

SAI OKLAHOMA CITY T, LLC

SAI TULSA T, LLC

SAI VA HC1, INC.

SANTA CLARA IMPORTED CARS, INC.

SONIC AUTOMOTIVE – 1495 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC.

SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC.

SONIC – BUENA PARK H, INC.

SONIC – CALABASAS A, INC.

SONIC CALABASAS M, INC.

SONIC – CALABASAS V, INC.

SONIC – CAPITOL IMPORTS, INC.

SONIC – CARSON F, INC.

SONIC – CARSON LM, INC.

SONIC COAST CADILLAC, INC.

SONIC – DOWNEY CADILLAC, INC.

SONIC ESTORE, INC.

SONIC – FORT MILL CHRYSLER JEEP, INC.

SONIC – FORT MILL DODGE, INC.

SONIC FREMONT, INC.

SONIC – HARBOR CITY H, INC.

SONIC – MANHATTAN FAIRFAX, INC.

SONIC – MASSEY CHEVROLET, INC.

SONIC – NEWSOME CHEVROLET WORLD,

INC.

SONIC – NEWSOME OF FLORENCE, INC.

SONIC – NORTH CHARLESTON, INC.

SONIC – NORTH CHARLESTON DODGE, INC.

SONIC – RIVERSIDE AUTO FACTORY, INC.

SONIC SANTA MONICA M, INC.

SONIC SANTA MONICA S, INC.

SONIC – SATURN OF SILICON VALLEY, INC.

SONIC SERRAMONTE I, INC.

SONIC – STEVENS CREEK B, INC.

SONIC TYSONS CORNER H, INC.

SONIC TYSONS CORNER INFINITI, INC.

SONIC WALNUT CREEK M, INC.

SONIC – WEST COVINA T, INC.

SONIC – WILLIAMS CADILLAC, INC.

SONIC WILSHIRE CADILLAC, INC.

STEVENS CREEK CADILLAC, INC. TOWN AND COUNTRY FORD, INCORPORATED VILLAGE IMPORTED CARS, INC. WINDWARD, INC.

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President and Director (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	Vice President and Director	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

FIRSTAMERICA AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President and Director	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

MOUNTAIN STATES MOTORS CO., INC.

SAI FL HC1, INC.

SAI FL HC2, INC.

On behalf of itself and the following entity as

Managing Member:

SAI CLEARWATER T, LLC

SAI FL HC3, INC.

SAI FL HC4, INC.

SAI FL HC5, INC.

SAI FL HC6, INC.

SAI FL HC7, INC.

SONIC AUTOMOTIVE – 1720 MASON AVE., DB,

      INC.

SONIC AUTOMOTIVE – 6008 N. DALE MABRY,

      FL, INC.

SONIC – DENVER T, INC.

SONIC – DENVER VOLKSWAGEN, INC.

SONIC – ENGLEWOOD M, INC.

SONIC – LLOYD NISSAN, INC.

SONIC – LLOYD PONTIAC – CADILLAC, INC.

SONIC – LONE TREE CADILLAC, INC.

SONIC – MASSEY PONTIAC BUICK GMC, INC.

SONIC – SANFORD CADILLAC, INC.

SONIC – SHOTTENKIRK, INC.

SONIC – SOUTH CADILLAC, INC.

Z MANAGEMENT, INC.

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Director	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President and Director (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

ANTREV, LLC

ONTARIO L, LLC

SAI ATLANTA B, LLC

SAI BROKEN ARROW C, LLC

SAI CHARLOTTE M, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS VWK, LLC

SAI IRONDALE IMPORTS, LLC

SAI MONTGOMERY, B, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI OKLAHOMA CITY C, LLC

SAI OKLAHOMA CITY H, LLC

SAI RIVERSIDE C, LLC

SAI ROCKVILLE IMPORTS, LLC

SAI TULSA N, LLC

SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC

SONIC DEVELOPMENT, LLC

SONIC – LAKE NORMAN CHRYSLER JEEP, LLC

SONIC – LS, LLC

On behalf of itself and the following entity as General Partner:

SONIC – LS CHEVROLET, L.P.

SRE HOLDING, LLC

SRE ALABAMA-2, LLC

SRE ALABAMA-3, LLC

SRE ALABAMA-4, LLC

SRE ALABAMA-5, LLC

SREALESTATE ARIZONA-1, LLC

SREALESTATE ARIZONA-2, LLC

SREALESTATE ARIZONA-3, LLC

SREALESTATE ARIZONA-4, LLC

SREALESTATE ARIZONA-5, LLC

SREALESTATE ARIZONA-6, LLC

SREALESTATE ARIZONA-7, LLC

SRE OKLAHOMA-1, LLC

SRE OKLAHOMA-2, LLC

SRE OKLAHOMA-3, LLC

SRE OKLAHOMA-4, LLC

SRE OKLAHOMA-5, LLC

SRE SOUTH CAROLINA-2, LLC

SRE VIRGINIA-1, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President and Manager (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	Vice President and Manager	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

ADI OF THE SOUTHEAST LLC

SRE CALIFORNIA-1, LLC

SRE CALIFORNIA-2, LLC

SRE CALIFORNIA-3, LLC

SRE CALIFORNIA-4, LLC

SRE CALIFORNIA-5, LLC

SRE CALIFORNIA-6, LLC

SRE MARYLAND-1, LLC

SRE MARYLAND-2, LLC

SRE MICHIGAN-3, LLC

SRE SOUTH CAROLINA-3, LLC

SRE SOUTH CAROLINA-4, LLC

SRE TENNESSEE-4, LLC

SRE TENNESSEE-5, LLC

SRE TENNESSEE-6, LLC

SRE TENNESSEE-7, LLC

SRE TENNESSEE-8, LLC

SRE TENNESSEE-9, LLC

SRE VIRGINIA-2, LLC

By:	/s/ David P. Cosper

David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President and Manager	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

CORNERSTONE ACCEPTANCE CORPORATION

FRANK PARRA AUTOPLEX, INC.

MASSEY CADILLAC, INC.

MASSEY CADILLAC, INC.

SONIC AGENCY, INC.

SONIC – CAPITOL CADILLAC, INC.

SONIC OF TEXAS, INC.

On behalf of itself and the following entities as General Partner:

PHILPOTT MOTORS, LTD.

SONIC ADVANTAGE PA, L.P.

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE OF TEXAS, L.P.

SONIC – CADILLAC D, L.P.

SONIC – CAMP FORD, L.P.

SONIC – CARROLLTON V, L.P.

SONIC – CLEAR LAKE N, LP

SONIC – CLEAR LAKE VOLKSWAGEN, LP

SONIC – FORT WORTH T, L.P.

SONIC – FRANK PARRA AUTOPLEX, LP

SONIC – HOUSTON JLR, LP

SONIC – HOUSTON LR, L.P.

SONIC – HOUSTON V, L.P.

SONIC – JERSEY VILLAGE VOLKSWAGEN, LP

SONIC – LUTE RILEY, L.P.

SONIC – MASSEY CADILLAC, L.P.

SONIC – MESQUITE HYUNDAI, LP

SONIC MOMENTUM B, LP

SONIC MOMENTUM JVP, LP

SONIC MOMENTUM VWA, LP

SONIC – READING, L.P.

SONIC – RICHARDSON F, L.P.

SONIC – SAM WHITE NISSAN, L.P.

SONIC – UNIVERSITY PARK A, L.P.

SRE TEXAS-1, L.P.

SRE TEXAS-2, L.P.

SRE TEXAS-3, L.P. SRE TEXAS-4, L.P. SRE TEXAS-5, L.P. SRE TEXAS-6, L.P. SRE TEXAS-7, L.P. SRE TEXAS-8, L.P. SONIC OKEMOS IMPORTS, INC. SONIC – PLYMOUTH CADILLAC, INC.

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ B. Scott Smith B. Scott Smith	President and Director (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Director	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

FORT MYERS COLLISION CENTER, LLC

SAI FORT MYERS B, LLC

SAI FORT MYERS H, LLC

SAI FORT MYERS M, LLC

SAI FORT MYERS VW, LLC

SAI ORLANDO CS, LLC

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC

SRE COLORADO – 1, LLC

SRE COLORADO – 2, LLC

SRE COLORADO – 3, LLC

SRE FLORIDA – 1, LLC

SRE FLORIDA – 2, LLC

SRE FLORIDA – 3, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Manager	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President and Manager (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SONIC DIVISIONAL OPERATIONS, LLC SONIC – INTEGRITY DODGE LV, LLC SONIC – LAS VEGAS C EAST, LLC SONIC – LAS VEGAS C WEST, LLC SONIC – VOLVO LV, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President and Manager	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

FAA LAS VEGAS H, INC. SONIC RESOURCES, INC.

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President and Director	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Director	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SONIC AUTOMOTIVE OF NEVADA, INC.
On behalf of itself and the following entities as Managing Member:
SAI GEORGIA, LLC
On behalf of itself and the following entities as General Partner:
SAI GA HC1, LP
On behalf of itself and the following entity as Managing Member:
SAI STONE MOUNTAIN T, LLC
SONIC PEACHTREE INDUSTRIAL BLVD., L.P.
SONIC – STONE MOUNTAIN T, LP
SRE GEORGIA – 1, LP
SRE GEORGIA – 2, LP
SRE GEORGIA – 3, LP

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer and Director (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Director	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SRE NEVADA – 1, LLC SRE NEVADA – 2, LLC SRE NEVADA – 3, LLC SRE NEVADA – 4, LLC SRE NEVADA – 5, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Manager	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	President (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SAI NASHVILLE MOTORS, LLC SONIC – CHATTANOOGA D EAST, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	Vice President and Manager	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SONIC AUTOMOTIVE F&I, LLC SONIC AUTOMOTIVE SUPPORT, LLC SONIC AUTOMOTIVE WEST, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

/s/ Greg Young Greg Young	Manager	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SAI ANN ARBOR IMPORTS, LLC SAI LANSING CH, LLC SAI PLYMOUTH C, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ B. Scott Smith B. Scott Smith	President and Manager (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SAI PEACHTREE, LLC SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC SRE TENNESSEE – 1, LLC SRE TENNESSEE – 2, LLC SRE TENNESSEE – 3, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned governors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President and Governor (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	Vice President and Governor	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Governor (principal financial and accounting officer)	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE M, LLC

SAI TN HC1, LLC

SAI TN HC2, LLC

SAI TN HC3, LLC

SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC

SONIC AUTOMOTIVE OF NASHVILLE, LLC

SONIC 2185 CHAPMAN RD., CHATTANOOGA, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned governors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President (principal executive officer)	August 24, 2009

/s/ B. Scott Smith B. Scott Smith	Chief Manager and Governor	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Governor (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Governor	August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 24, 2009.

SRE NORTH CAROLINA – 1, LLC SRE NORTH CAROLINA – 2, LLC SRE NORTH CAROLINA – 3, LLC

By:	/s/ David P. Cosper
David P. Cosper Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	August 24, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 24, 2009

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	August 24, 2009

EXHIBIT INDEX

Exhibit No.	Description

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
24.l	Powers of Attorney (included in Signature Pages of Registration Statement).